EXHIBIT 99.1

Keurig Dr Pepper Reports Q2 2023 Results, Raises Full Year Net Sales Outlook and Reaffirms EPS Guidance

Strong Q2 Net Sales Growth Led by U.S. Refreshment Beverages and International

Full Year Net Sales Outlook Increased to 5% to 6%

BURLINGTON, MA and FRISCO, TX (July 27, 2023) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the second quarter ended June 30, 2023, raised its full year constant currency net sales growth outlook to 5% to 6% and reaffirmed its guidance for Adjusted diluted EPS growth of 6% to 7%.

	Reported GAAP Basis		Adjusted Basis[1]
	Q2	YTD	Q2	YTD
Net Sales	$3.79 bn	$7.14 bn	$3.79 bn	$7.14 bn
% vs prior year	6.6%	7.7%	6.1%	7.4%
Diluted EPS	$0.36	$0.69	$0.42	$0.76
% vs prior year	140.0%	23.2%	7.7%	5.6%
Commenting on the announcement, Chairman and CEO Bob Gamgort stated, “Our second quarter results demonstrated the strength of KDP’s brand portfolio and our high-quality retail execution. We saw continued momentum in the U.S. Refreshment Beverages and International segments, as well as encouraging intraquarter developments in U.S. Coffee, where we expect a sequential recovery in revenue and a meaningful inflection in margins in the back half. On a consolidated basis, we continue to drive healthy growth while reinvesting in our business and are increasingly confident in our full year outlook, which now reflects even stronger underlying EPS results.”
Second Quarter Consolidated Results
Net sales for the second quarter of 2023 increased 6.6% to $3.79 billion, compared to $3.55 billion in the year-ago period. On a constant currency basis, net sales advanced 6.1%, reflecting net price realization of 8.2%, only slightly offset by lower volume/mix of 2.1%. The resilient volume/mix performance reflected the continued strength of the Company’s brand portfolio and in-market execution, as well as continued modest elasticities across most categories.
KDP in-market performance in the U.S. Liquid Refreshment Beverages (LRB) category remained strong, with retail dollar consumption2 advancing 10.7% and market share gains in categories representing approximately 85% of the Company’s cold beverage retail sales base. The performance was led by CSDs3, seltzers, coconut waters, energy, apple juice and fruit drinks and was driven by Dr Pepper and Squirt in CSDs, as well as Polar seltzers, Evian, Vita Coco, C4 Energy, Mott’s and Hawaiian Punch.
U.S. retail dollar consumption2 of KDP Manufactured K-Cup® Pods decreased 2.3% in IRi tracked channels in the quarter, and KDP Manufactured dollar share was approximately 79%. Total at-home coffee category trends during the second quarter continued to be impacted by greater consumer mobility versus the prior year, though the Company observed sequential improvement in category consumption towards the end of the second quarter, which continued into the third quarter. The single serve segment continued to gain volume share of the at-home coffee category throughout the period.
_________________________________________
1 Adjusted financial metrics presented in this release are non-GAAP and with growth rates presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.
2 Retail consumption data based on Keurig Dr Pepper’s custom IRi category definitions for the 13-week period ending 7/2/2023.
3 CSDs refer to “Carbonated Soft Drinks”.

GAAP operating income increased 34.4% to $769 million, compared to $572 million in the year-ago period, reflecting growth in gross profit, as the strong net sales growth and productivity more than offset continued input cost inflation. Also impacting the comparison was the favorable year-over-year impact of items affecting comparability.
Excluding items affecting comparability, Adjusted operating income increased 4.4% to $873 million, including a strong double-digit increase in marketing investment, reflecting the strong growth in net sales and Adjusted gross profit, which more than offset transportation, warehousing and labor inflation. On a percent of net sales basis, Adjusted operating income was 23.0%.
GAAP net income for the quarter increased 130.7% to $503 million, or $0.36 per diluted share, compared to $218 million, or $0.15 per diluted share, in the year-ago period. This performance reflected a favorable year-over-year impact of items affecting comparability and the increase in Adjusted operating income, partially offset by a higher GAAP effective tax rate. Excluding items affecting comparability, Adjusted net income for the quarter advanced 7.0% to $596 million, and Adjusted diluted EPS increased 7.7% to $0.42.
Free cash flow for the second quarter was $295 million, reflecting lower operating cash flow and higher capital expenditures versus prior year.
During the quarter, the Company repurchased approximately 7 million KDP shares at a weighted average price per share of $32.34, totaling approximately $226 million. The Company has approximately $3.2 billion remaining under its share repurchase authorization expiring on December 31, 2025.
Second Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the second quarter increased 11.8% to $2.3 billion, compared to $2.1 billion in the year-ago period, reflecting net price realization of 12.0% and a slight decrease in volume/mix of 0.2%. This strong performance continued to reflect the strength of the portfolio, including incrementality from recent innovation, and exceptional in-market execution, as well as the contribution from our sales and distribution partnership with Nutrabolt for C4 Energy.
GAAP operating income increased a very strong 19.1% to $629 million, compared to $528 million in the year-ago period, reflecting the net sales growth, productivity and a modest year-over-year benefit from items affecting comparability. These drivers were partially offset by continued broad-based input cost inflation and a significant increase in marketing investment. Excluding items affecting comparability, Adjusted operating income increased 18.1% to $646 million and, on a percent of net sales basis, totaled 27.7%.
U.S. Coffee
Net sales for the second quarter decreased 5.7% to $970 million, compared to $1,029 million in the year-ago period, reflecting net price realization of 1.6% and a volume/mix decline of 7.3%.
At-home coffee consumption in the quarter continued to be impacted by year-over-year changes in mobility, with sequential improvement in category volume trends observable each month of the quarter. Pod revenue declined 4.6%, driven by a shipment decline of 7.7% that primarily reflected mobility-driven category softness, the exit of some lower-margin private label contracts and an unfavorable comparison in the prior year during which the Company rebuilt trade inventory levels following supply chain constraints. On a trailing twelve-month basis versus the pre-pandemic Q2 2019 period, at-home pod shipments grew 16.9%, representing a mid-single digit compound annual growth rate (CAGR).
Brewer shipments totaled 9.9 million for the twelve months ending June 30, 2023, representing an 11.0% decline year-over-year. Compared against pre-pandemic levels represented by the twelve months ending June 30, 2019, brewer shipments grew 17.8%, representing a mid-single digit CAGR. Brewer shipments in the second quarter continued to be impacted by trade inventory adjustments, which the Company believes are now mostly complete, and slower discretionary spending for small appliances.

GAAP operating income decreased 15.3% to $250 million, compared to $295 million in the year-ago period, reflecting broad-based inflationary pressures, the decline in volume/mix and a significant increase in marketing investment. Partially offsetting these drivers were the benefits of productivity, higher net price realization and a modest year-over-year benefit of items affecting comparability. Excluding these items, Adjusted operating income decreased 14.6% to $292 million and, on a percent of net sales basis, totaled 30.1%.
International
Net sales for the second quarter increased 10.9% to $489 million, compared to $441 million in the year-ago period and, on a constant currency basis, net sales advanced 7.0%. This strong performance was driven by higher net price realization of 6.1% and volume/mix growth of 0.9%, and reflected broad-based momentum in both Mexico and Canada.
GAAP operating income increased a strong 14.3% to $112 million, compared to $98 million in the year-ago period, largely reflecting the benefits of the higher net sales, increased productivity and the year-over-year benefit of items affecting comparability, partially offset by inflationary pressures and a significant increase in marketing investment. Excluding items affecting comparability, Adjusted operating income increased 7.7% to $116 million and, on a percent of net sales basis, totaled 23.7%.
2023 Guidance
The 2023 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material.
On a constant currency basis, KDP now expects net sales growth of 5% to 6% for 2023. The company’s outlook for Adjusted diluted EPS growth of 6% to 7% in 2023 remains unchanged.
Investor Contacts:
Jane Gelfand
T: 888-340-5287 / jane.gelfand@kdrp.com
Chethan Mallela
T: 888-340-5287 / chethan.mallela@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com
ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue of more than $14 billion and approximately 28,000 employees. KDP holds leadership positions in liquid refreshment beverages, including soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Canada Dry®, Clamato®, CORE®, Green Mountain Coffee Roasters®, Mott's®, Snapple®, and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company’s Drink Well. Do Good. corporate responsibility platform is focused on the greatest opportunities for impact in the environment, its supply chain, the health and well-being of consumers and with its people and communities. For more information, visit www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.
NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted gross profit, Adjusted operating income, Adjusted net income, Adjusted diluted EPS, free cash flow and financial measures presented on a constant currency basis, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and their continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this release and included in the Company’s filings with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Second Quarter		First Six Months
(in millions, except per share data)	2023	2022	2023	2022
Net sales	$3,789	$3,554	$7,142	$6,632
Cost of sales	1,748	1,778	3,357	3,206
Gross profit	2,041	1,776	3,785	3,426
Selling, general and administrative expenses	1,272	1,204	2,437	2,222
Gain on litigation settlement	—	—	—	(299)
Other operating income, net	—	—	(5)	(35)
Income from operations	769	572	1,353	1,538
Interest expense	172	175	195	363
Loss on early extinguishment of debt	—	169	—	217
Gain on sale of equity method investment	—	—	—	(50)
Impairment of investments and note receivable	—	6	—	12
Other (income) expense, net	(16)	9	(36)	18
Income before provision for income taxes	613	213	1,194	978
Provision (benefit) for income taxes	110	(5)	224	175
Net income including non-controlling interest	503	218	970	803
Less: Net loss attributable to non-controlling interest	—	—	—	—
Net income attributable to KDP	$503	$218	$970	$803

Earnings per common share:
Basic	$0.36	$0.15	$0.69	$0.57
Diluted	0.36	0.15	0.69	0.56
Weighted average common shares outstanding:
Basic	1,400.3	1,417.5	1,403.2	1,417.8
Diluted	1,409.1	1,428.6	1,413.1	1,429.2

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(in millions, except share and per share data)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$278	$535
Trade accounts receivable, net	1,311	1,484
Inventories	1,384	1,314
Prepaid expenses and other current assets	597	471
Total current assets	3,570	3,804
Property, plant and equipment, net	2,489	2,491
Investments in unconsolidated affiliates	1,019	1,000
Goodwill	20,194	20,072
Other intangible assets, net	23,344	23,183
Other non-current assets	1,153	1,252
Deferred tax assets	32	35
Total assets	$51,801	$51,837
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	4,601	5,206
Accrued expenses	1,030	1,153
Structured payables	126	137
Short-term borrowings and current portion of long-term obligations	2,635	895
Other current liabilities	664	685
Total current liabilities	9,056	8,076
Long-term obligations	9,934	11,072
Deferred tax liabilities	5,736	5,739
Other non-current liabilities	1,808	1,825
Total liabilities	26,534	26,712
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,396,909,564 and 1,408,394,293 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	14	14
Additional paid-in capital	21,009	21,444
Retained earnings	3,948	3,539
Accumulated other comprehensive income	297	129
Total stockholders' equity	25,268	25,126
Non-controlling interest	(1)	(1)
Total equity	25,267	25,125
Total liabilities and stockholders' equity	$51,801	$51,837

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Six Months
(in millions)	2023	2022
Operating activities:
Net income attributable to KDP	$970	$803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	201	205
Amortization of intangibles	69	67
Other amortization expense	91	86
Provision for sales returns	26	25
Deferred income taxes	(26)	(52)
Employee stock-based compensation expense	57	12
Loss on early extinguishment of debt	—	217
Gain on sale of equity method investment	—	(50)
Gain on disposal of property, plant and equipment	(2)	(33)
Unrealized (gain) loss on foreign currency	(13)	2
Unrealized (gain) loss on derivatives	(31)	187
Settlements of interest rate contracts	—	125
Equity in (earnings) loss of unconsolidated affiliates	(14)	5
Impairment on investments and note receivable of unconsolidated affiliates	—	12
Other, net	(9)	22
Changes in assets and liabilities:
Trade accounts receivable	162	(206)
Inventories	(61)	(346)
Income taxes receivable and payables, net	(70)	(245)
Other current and non-current assets	(147)	(340)
Accounts payable and accrued expenses	(762)	680
Other current and non-current liabilities	11	163
Net change in operating assets and liabilities	(867)	(294)
Net cash provided by operating activities	452	1,339
Investing activities:
Proceeds from sale of investment in unconsolidated affiliates	—	50
Purchases of property, plant and equipment	(149)	(186)
Proceeds from sales of property, plant and equipment	8	78
Purchases of intangibles	(55)	(10)
Issuance of related party note receivable	—	(18)
Investments in unconsolidated affiliates	(8)	(48)
Other, net	1	3
Net cash (used in) provided by investing activities	(203)	(131)
Financing activities:
Proceeds from issuance of Notes	—	3,000
Repayments of Notes	—	(3,365)
Proceeds from issuance of commercial paper	18,187	500
Repayments of commercial paper	(17,598)	(649)
Proceeds from structured payables	61	79
Repayments of structured payables	(72)	(75)
Cash dividends paid	(563)	(531)
Repurchases of common stock	(457)	(88)
Tax withholdings related to net share settlements	(32)	(8)
Payments on finance leases	(49)	(41)
Other, net	—	(43)
Net cash used in financing activities	(523)	(1,221)
Cash, cash equivalents, and restricted cash and cash equivalents:
Net change from operating, investing and financing activities	(274)	(13)
Effect of exchange rate changes	17	(1)
Beginning balance	535	568
Ending balance	$278	$554

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Second Quarter		First Six Months
(in millions)	2023	2022	2023	2022
Net Sales
U.S. Refreshment Beverages	$2,330	$2,084	$4,337	$3,865
U.S. Coffee	970	1,029	1,901	1,972
International	489	441	904	795
Total net sales	$3,789	$3,554	$7,142	$6,632

Income from Operations
U.S. Refreshment Beverages	$629	$528	$1,119	$1,232
U.S. Coffee	250	295	482	550
International	112	98	192	162
Unallocated corporate costs	(222)	(349)	(440)	(406)
Total income from operations	$769	$572	$1,353	$1,538

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the second quarter and first six months of 2023, the other certain items excluded for comparison purposes include (i) productivity expenses and (ii) costs related to significant non-routine legal matters, specifically the antitrust litigation. Additionally, the non-cash changes in deferred tax liabilities related to goodwill and other intangible assets included an immaterial correction of an error during the second quarter of 2023 related to the valuation of the foreign deferred tax liabilities related to goodwill and other intangible assets.
For the second quarter and first six months of 2022, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters, specifically the antitrust litigation; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic, which were incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic; (vi) the gain on the sale of our investment in BodyArmor as a result of the settlement of the associated holdback liability; (vii) the gain on the settlement of our prior litigation with BodyArmor, excluding recoveries of previously incurred litigation expenses which were included in our adjusted results; (viii) losses recognized with respect to our equity method investment in Bedford as a result of funding our share of their wind-down costs; (ix) transaction costs for significant business combinations (completed or abandoned); and (x) foundational projects, which are transformative and non-recurring in nature.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the second quarter and first six months of 2023 and 2022, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating income, net	Income from operations	Operating margin
For the Second Quarter of 2023
Reported	$1,748	$2,041	53.9%	$1,272	$—	$769	20.3%
Items Affecting Comparability:
Mark to market	(9)	9		5	—	4
Amortization of intangibles	—	—		(35)	—	35
Stock compensation	—	—		(4)	—	4
Productivity	(26)	26		(32)	—	58
Non-routine legal matters	—	—		(3)	—	3
Adjusted	$1,713	$2,076	54.8%	$1,203	$—	$873	23.0%
Impact of foreign currency			(0.1)%				—%
Constant currency adjusted			54.7%				23.0%

For the Second Quarter of 2022
Reported	$1,778	$1,776	50.0%	$1,204	$—	$572	16.1%
Items Affecting Comparability:
Mark to market	(138)	138		—	—	138
Amortization of intangibles	—	—		(33)	—	33
Stock compensation	—	—		(5)	—	5
Restructuring and integration costs	—	—		(23)	1	22
Productivity	(28)	28		(24)	—	52
Non-routine legal matters	—	—		(3)	—	3
COVID-19	(3)	3		(1)	—	4
Transaction costs	—	—		(1)	—	1
Foundational projects	—	—		(2)	—	2
Adjusted	$1,609	$1,945	54.7%	$1,112	$1	$832	23.4%
Refer to page A-8 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Impairment of investments and note receivable	Other (income) expense, net	Income before provision for income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the Second Quarter of 2023
Reported	$172	$—	$—	$(16)	$613	$110	17.9%	$503	$0.36
Items Affecting Comparability:
Mark to market	(53)	—	—	9	48	15		33	0.02
Amortization of intangibles	—	—	—	—	35	6		29	0.02
Amortization of deferred financing costs	(1)	—	—	—	1	—		1	—
Amortization of fair value debt adjustment	(5)	—	—	—	5	1		4	—
Stock compensation	—	—	—	—	4	1		3	—
Productivity	—	—	—	—	58	12		46	0.03
Non-routine legal matters	—	—	—	—	3	1		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	25		(25)	(0.02)
Adjusted	$113	$—	$—	$(7)	$767	$171	22.3%	$596	$0.42
Impact of foreign currency							(0.2)%
Constant currency adjusted							22.1%

For the Second Quarter of 2022
Reported	$175	$169	$6	$9	$213	$(5)	(2.3)%	$218	$0.15
Items Affecting Comparability:
Mark to market	(63)	—	—	1	200	49		151	0.11
Amortization of intangibles	—	—	—	—	33	8		25	0.02
Amortization of deferred financing costs	(1)	—	—	—	1	—		1	—
Amortization of fair value of debt adjustment	(4)	—	—	—	4	1		3	—
Stock compensation	—	—	—	—	5	(2)		7	—
Restructuring and integration costs	—	—	—	—	22	5		17	0.01
Productivity	—	—	—	—	52	10		42	0.03
Impairment of investment	—	—	(6)	—	6	—		6	—
Loss on early extinguishment of debt	—	(169)	—	—	169	43		126	0.09
Non-routine legal matters	—	—	—	—	3	1		2	—
COVID-19	—	—	—	—	4	1		3	—
Transaction costs	—	—	—	—	1	—		1	—
Foundational projects	—	—	—	—	2	—		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	50		(50)	(0.03)
Adjusted	$107	$—	$—	$10	$715	$161	22.5%	$554	$0.39

Change - adjusted	5.6%							7.6%	7.7%
Impact of foreign currency	—%							(0.6)%	—%
Change - constant currency adjusted	5.6%							7.0%	7.7%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

(in millions)	Reported	Items Affecting Comparability	Adjusted
For the second quarter of 2023
Income from operations
U.S. Refreshment Beverages	$629	$17	$646
U.S. Coffee	250	42	292
International	112	4	116
Unallocated corporate costs	(222)	41	(181)
Total income from operations	$769	$104	$873

For the second quarter of 2022
Income from operations
U.S. Refreshment Beverages	$528	$19	$547
U.S. Coffee	295	47	342
International	98	6	104
Unallocated corporate costs	(349)	188	(161)
Total income from operations	$572	$260	$832

	Reported	Impact of Foreign Currency	Constant Currency
For the second quarter of 2023
Net sales
U.S. Refreshment Beverages	11.8%	—%	11.8%
U.S. Coffee	(5.7)	—	(5.7)
International	10.9	(3.9)	7.0
Total net sales	6.6	(0.5)	6.1

	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the second quarter of 2023
Income from operations
U.S. Refreshment Beverages	18.1%	—%	18.1%
U.S. Coffee	(14.6)	—	(14.6)
International	11.5	(3.8)	7.7
Total income from operations	4.9	(0.5)	4.4

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the second quarter of 2023
Operating margin
U.S. Refreshment Beverages	27.0%	0.7%	27.7%	—%	27.7%
U.S. Coffee	25.8	4.3	30.1	—	30.1
International	22.9	0.8	23.7	—	23.7
Total operating margin	20.3	2.7	23.0	—	23.0

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Gain on litigation settlement	Other operating income, net	Income from operations	Operating margin
For the First Six Months of 2023
Reported	$3,357	$3,785	53.0%	$2,437	$—	$(5)	$1,353	18.9%
Items Affecting Comparability:
Mark to market	5	(5)		(7)	—	—	2
Amortization of intangibles	—	—		(69)	—	—	69
Stock compensation	—	—		(9)	—	—	9
Productivity	(64)	64		(72)	—	—	136
Non-routine legal matters	—	—		(3)	—	—	3
Adjusted	$3,298	$3,844	53.8%	$2,277	$—	$(5)	$1,572	22.0%
Impact of foreign currency			—%					—%
Constant currency adjusted			53.8%					22.0%

For the First Six Months of 2022
Reported	$3,206	$3,426	51.7%	$2,222	$(299)	$(35)	$1,538	23.2%
Items Affecting Comparability:
Mark to market	(79)	79		26	—	—	53
Amortization of intangibles	—	—		(67)	—	—	67
Stock compensation	—	—		2	—	—	(2)
Restructuring and integration costs	—	—		(56)	—	(2)	58
Productivity	(56)	56		(46)	—	—	102
Non-routine legal matters	—	—		(7)	—	—	7
COVID-19	(7)	7		(2)	—	—	9
Gain on litigation	—	—		—	271	—	(271)
Transaction costs	—	—		(1)	—	—	1
Foundational projects	—	—		(2)	—	—	2
Adjusted	$3,064	$3,568	53.8%	$2,069	$(28)	$(37)	$1,564	23.6%

Refer to page A-11 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense	Loss on early extinguishment of debt	Gain on sale of equity method investment	Impairment of investments and note receivable	Other (income) expense, net	Income before provision for income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the First Six Months of 2023
Reported	$195	$—	$—	$—	$(36)	$1,194	$224	18.8%	$970	$0.69
Items Affecting Comparability:
Mark to market	40	—	—	—	18	(56)	(14)		(42)	(0.03)
Amortization of intangibles	—	—	—	—	—	69	16		53	0.04
Amortization of deferred financing costs	(1)	—	—	—	—	1	—		1	—
Amortization of fair value debt adjustment	(9)	—	—	—	—	9	2		7	0.01
Stock compensation	—	—	—	—	—	9	3		6	—
Productivity	—	—	—	—	—	136	33		103	0.07
Non-routine legal matters	—	—	—	—	—	3	1		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	—	25		(25)	(0.02)
Adjusted	$225	$—	$—	$—	$(18)	$1,365	$290	21.2%	$1,075	$0.76
Impact of foreign currency								0.1%
Constant currency adjusted								21.3%

For the First Six Months of 2022
Reported	$363	$217	$(50)	$12	$18	$978	$175	17.9%	$803	$0.56
Items Affecting Comparability:
Mark to market	(134)	—	—	—	(2)	189	47		142	0.10
Amortization of intangibles	—	—	—	—	—	67	17		50	0.04
Amortization of deferred financing costs	(2)	—	—	—	—	2	—		2	—
Amortization of fair value of debt adjustment	(9)	—	—	—	—	9	2		7	—
Stock compensation	—	—	—	—	—	(2)	(3)		1	—
Restructuring and integration costs	—	—	—	—	—	58	14		44	0.03
Productivity	—	—	—	—	—	102	22		80	0.06
Impairment of investment	—	—	—	(12)	—	12	—		12	—
Loss on early extinguishment of debt	—	(217)	—	—	—	217	54		163	0.12
Non-routine legal matters	—	—	—	—	—	7	2		5	—
COVID-19	—	—	—	—	—	9	2		7	—
Gain on litigation	—	—	—	—	—	(271)	(68)		(203)	(0.14)
Gain on sale of equity-method investment	—	—	50	—	—	(50)	(12)		(38)	(0.03)
Transaction costs	—	—	—	—	—	1	—		1	—
Foundational projects	—	—	—	—	—	2	—		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	—	—	—	50		(50)	(0.03)
Adjusted	$218	$—	$—	$—	$16	$1,330	$302	22.7%	$1,028	$0.72

Change - adjusted	3.2%								4.6%	5.6%
Impact of foreign currency	—%								(0.5)%	—%
Change - Constant currency adjusted	3.2%								4.1%	5.6%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

(in millions)	Reported	Items Affecting Comparability	Adjusted
For the first six months of 2023:
Income from operations
U.S. Refreshment Beverages	$1,119	$35	$1,154
U.S. Coffee	482	95	577
International	192	8	200
Unallocated corporate costs	(440)	81	(359)
Total income from operations	$1,353	$219	$1,572

For the first six months of 2022:
Income from operations
U.S. Refreshment Beverages	$1,232	$(230)	$1,002
U.S. Coffee	550	93	643
International	162	13	175
Unallocated corporate costs	(406)	150	(256)
Total income from operations	$1,538	$26	$1,564

	Reported	Impact of Foreign Currency	Constant Currency
For the first six months of 2023:
Net sales
U.S. Refreshment Beverages	12.2%	—%	12.2%
U.S. Coffee	(3.6)	—	(3.6)
International	13.7	(2.4)	11.3
Total net sales	7.7	(0.3)	7.4

	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first six months of 2023:
Income from operations
U.S. Refreshment Beverages	15.2%	—%	15.2%
U.S. Coffee	(10.3)	—	(10.3)
International	14.3	(2.3)	12.0
Total income from operations	0.5	(0.2)	0.3

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first six months of 2023:
Operating margin
U.S. Refreshment Beverages	25.8%	0.8%	26.6%	—%	26.6%
U.S. Coffee	25.4	5.0	30.4	—	30.4
International	21.2	0.9	22.1	—	22.1
Total operating margin	18.9	3.1	22.0	—	22.0
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income attributable to KDP	$1,603
Interest expense	525
Provision for income taxes	333
Other (income) expense, net	(40)
Depreciation expense	395
Other amortization	177
Amortization of intangibles	140
EBITDA	$3,133
Items affecting comparability:
Impairment of intangible assets	$477
Restructuring and integration expenses	114
Productivity	225
Non-routine legal matters	9
Stock compensation	16
COVID-19	5
Foundational projects	2
Mark to market	99
Adjusted EBITDA	$4,080

June 30,
2023
Principal amounts of:
Commercial paper notes	$988
Senior unsecured notes	11,743
Total principal amounts	12,731
Less: Cash and cash equivalents	278
Total principal amounts less cash and cash equivalents	$12,453

June 30, 2023 Management Leverage Ratio	3.1

Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	THIRD QUARTER OF 2022	FOURTH QUARTER OF 2022	FIRST SIX MONTHS OF 2023	LAST TWELVE MONTHS
Net income attributable to KDP	$180	$453	$970	$1,603
Interest expense	207	123	195	525
Provision for income taxes	4	105	224	333
Other (income) expense, net	4	(8)	(36)	(40)
Depreciation expense	96	98	201	395
Other amortization	43	43	91	177
Amortization of intangibles	33	38	69	140
EBITDA	$567	$852	$1,714	$3,133
Items affecting comparability:
Impairment of intangible assets	$311	$166	$—	$477
Restructuring and integration expenses	33	81	—	114
Productivity	50	64	111	225
Nonroutine legal matters	2	4	3	9
Stock compensation	5	2	9	16
COVID-19	5	—	—	5
Foundational projects	1	1	—	2
Mark to market	106	(9)	2	99
Adjusted EBITDA	$1,080	$1,161	$1,839	$4,080
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first six months of 2023 and 2022, there were no certain items excluded for comparison to prior year periods.

	First Six Months
(in millions)	2023	2022
Net cash provided by operating activities	$452	$1,339
Purchases of property, plant and equipment	(149)	(186)
Proceeds from sales of property, plant and equipment	8	78
Free Cash Flow	$311	$1,231

Diluted earnings per common share may not foot due to rounding.